UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/A
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 31, 2016

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4742 N. 24th Street Suite 300
Phoenix, AZ
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                          Entry into a Material Definitive Agreement.
Item 2.01                          Completion of Acquisition or Disposition of Assets.
Item 3.02                          Unregistered Sales of Equity Securities.

On March 31, 2016, Alpine 4 Technologies Ltd., a Delaware corporation (the "Company"), announced that it had completed the previously announced acquisition of Quality Circuit Assembly, Inc. ("QCA")  in a cash and debt transaction, and will take effective control of QCA on April 1, 2016.  As a result of the acquisition, QCA became a direct, wholly owned subsidiary of the Company.

This amended Current Report is filed to provide financial information about QCA, as well as pro forma financial information about the Company and QCA, as required by the SEC's rules and regulations.

Item 9.01                          Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial Statements of Quality Circuit Assembly , Inc., as of December 31, 2015 and 2014, and as of March 31, 2016 and 2015 (unaudited).

(b) Pro Forma Financial Information.

Alpine 4 Technologies Ltd. and Quality Circuit Assembly, Inc., Pro Forma Consolidated Financial Statements (unaudited).

(d) Exhibits

Exhibit No.	Description

99.1	Audited Financial Statements of Quality Circuit Assembly, Inc., as of December 31, 2015 and 2014, and as of March 31, 2016 and 2015 (unaudited)
99.2	Alpine 4 Technologies Ltd. and Quality Circuit Assembly, Inc., Pro Forma Consolidated Financial Statements (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, Chief Financial Officer, President
(Principal Executive Officer, Principal Financial Officer)

 Date: August 24, 2016